EXHIBIT 10.4

SECURITY AND GUARANTY AGREEMENT (TEXAS)

This Security and Guaranty Agreement (this “Agreement” or “Guaranty”) is made as of the 22nd day of July, 2013, by Crossroads Systems (Texas), Inc., a Texas corporation with an address at 11000 North Mo-Pac Expressway, Austin Texas 78759 (“Debtor”), in favor of Fortress Credit Co LLC, a Delaware limited liability company having an office located at 1345 Avenue of the Americas, 46th Floor, New York, NY 10105 (together with its successors and assigns, “Secured Party”).

WITNESSETH:

WHEREAS, Secured Party has agreed to make available to Crossroads Systems, Inc. (“Borrower”) a credit facility in the maximum principal amount of $10,000,000.00 (the “Loan”) to be evidenced by one or more term or promissory notes (collectively, the “Note”) of even date herewith and secured by, among other things, that certain guaranty of payment and grant of security interests from Debtor to Secured Party as contained herein, which Loan is to be advanced subject to the terms and conditions of a certain Credit Agreement (the “Credit Agreement”) of even date herewith; and

WHEREAS, in order to induce Secured Party to make the Loan, Debtor hereby agrees to grant to Secured Party a continuing security interest in the Collateral (as hereinafter defined) to secure the Obligations and to guaranty unconditionally the full and timely payment and performance of the Obligations (as hereinafter defined).

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party, intending to be legally bound, hereby agree as follows:

1.	SECURITY INTEREST.

To secure the Obligations, Debtor hereby grants to Secured Party a continuing security interest in and to all personal property, OF ANY KIND OR NATURE, WHEREVER LOCATED now owned or hereafter acquired by Debtor, including, without limitation, all of Debtor’s interest in and to any of the following (collectively, the “Collateral”)

A.	Accounts;

B.	Inventory;

C.	Chattel Paper;

D.	Commercial Tort Claims;

E.	Deposit Accounts;

F.	Securities Accounts;

G.	Documents;

H.	Goods;

I.	Instruments;

J.	Investment Property;

K.	Letter-of-Credit Rights;

L.	Letters of Credit;

M.	General Intangibles;

N.	Equipment;

O.          Proceeds, Supporting Obligations and products of any and all of the foregoing to the extent not otherwise included; and

P.          The Commercial Tort Claims identified on Exhibit C attached hereto or hereafter identified pursuant to Section 5.V.

Notwithstanding the foregoing, in no event shall Collateral include any Excluded Collateral.

2.	DEFINITIONS.

A.         As used in this Agreement, the following terms shall have the following meanings:

“Agreement” is defined in the preamble.

“Borrower” is defined in the recitals.

“Business Day” is as defined in the Credit Agreement.

“Collateral” is defined in Section 1.

“Commercial Tort Claims” shall have the meaning provided in the Local UCC except it shall refer only to such claims in excess of Ten Thousand Dollars ($10,000) that have been asserted in judicial proceedings.

“Credit Agreement” is defined in the recitals.

“Debtor” is defined in the preamble.

“Disclosure Schedule” means the Disclosure Schedule attached as Exhibit E to this Agreement.

“Event of Default” means any Event of Default under and as defined in the Credit Agreement.

“Excluded Collateral” shall mean any contract, agreement or Instrument that by its terms would be violated, breached or terminated by an assignment as Collateral hereunder (other than to the extent that such terms prohibiting such assignment in any contract, agreement or Instrument would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Local UCC or any successor provision or provisions).

“Financing Statements” is defined in Section 4.J.

“Guaranty” has the meaning as set forth in the preamble.

“Hedge Transactions” means any rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, floor transactions, collar transactions, forward transactions, currency swap transactions, cross-currency rate swap transactions, currency options, and other hedging contracts and transactions.

“Indemnified Party” is defined in Section 8.A.

“Investment Collateral” is defined in Section 4.Q.

“Liens” is defined in the Credit Agreement.

“Loan” is defined in the recitals.

“Loan Documents” is as defined in the Credit Agreement.

“Local UCC” means the Uniform Commercial Code as in effect in the State of Texas on the date hereof and as amended hereafter.

“Note” is defined in the recitals.

“Obligations” means all obligations of Borrower to Lender under the Loan Documents.

“Person” is defined in Section 5.D.

“Permitted Liens” is defined in the Credit Agreement; provided, however, that references to “Borrower” in such Credit Agreement definition shall, for purposes of this Agreement, be references to Debtor.

“Secured Party” is defined in the preamble.

“Undersigned’s Rights” is defined in Section 3.D.

“Uniform Commercial Code” means with respect to any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

B.            The categories and classes of Collateral listed in Sections 1.A through 1.O shall have the meanings as set forth in the Local UCC.

C.            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated, or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein); (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to this Agreement; and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

3.           GUARANTY OF OBLIGATIONS. Debtor unconditionally guarantees to Secured Party (a) the Obligations; and (b) payment in full of any and all reasonable expenses that may be paid or incurred by Secured Party in the collection of all or any portion of Debtor’s obligations hereunder or the exercise or enforcement of any one or more of the other rights, powers, privileges, remedies and interests of Secured Party under the Loan Documents or hereunder, irrespective of the manner or success of any such collection, exercise or enforcement, and whether or not such reasonable expenses constitute part of Borrower’s obligations.

To further assure the foregoing guaranty, Debtor warrants and agrees that:

A.             Debtor’s guaranty contained in this Agreement is an absolute, unconditional, present and continuing guaranty of payment and performance and not of collection and is in no way conditioned or contingent upon any attempt to enforce Secured Party’s rights against Borrower or to collect from Borrower or upon any other condition or contingency; accordingly, Secured Party shall have the right to proceed against Debtor immediately upon any Event of Default without taking any prior action or proceeding to enforce the Loan Documents or any one of them or for the liquidation or foreclosure of any security Secured Party may at any time hold pursuant thereto. Debtor hereby waives and releases any claim (within the meaning of 11 U.S.C. § 101) which Debtor may have against Borrower arising from a payment made by Debtor under this Guaranty and agrees not to assert or take advantage of any subrogation rights of Debtor or any right of Debtor to proceed against Borrower for reimbursement. It is expressly understood that the waivers and agreements of Debtor constitute additional and cumulative benefits given to Secured Party for its security and as an inducement for its extension of credit to Borrower.

B.            Debtor’s liability hereunder shall in no way be limited or impaired by, and Debtor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of any of the Loan Documents or any other instrument made to or with Secured Party by Borrower or Debtor, or any person who succeeds Borrower as owner of all or part of the Collateral (as defined in the Credit Agreement) prior to enforcement of any of Secured Party’s rights and remedies with respect to the Collateral or exercise of any power of sale contained therein. In addition, Debtor’s liability hereunder shall in no way be limited or impaired by (i) any extensions of time for performance required by any of said documents; (ii) any sale, assignment or secured party sale or foreclosure of the Note or Security Agreement or any sale or transfer of all or part of the Collateral; (iii) any exculpatory provision in any of said instruments limiting Secured Party’s recourse to the Collateral or to any other security, or limiting Secured Party’s rights to a deficiency judgment against Borrower; (iv) the release of Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of said instruments by operation of law or otherwise; (v) the release or substitution in whole or in part of any security for the Loan; (vi) Secured Party’s failure to file any UCC financing statements (or Secured Party’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan; (vii) the invalidity, irregularity or unenforceability, in whole or in part, of any of the Loan Documents (including this Guaranty) or any other instrument or agreement executed or delivered to Secured Party in connection with the Loan, except to the extent that there is a final adjudication by a court of competent jurisdiction of a valid defense to Borrower’s obligations under the Loan Documents to payment of the debt thereunder; (viii) any amendment of any Loan Document; (ix) the inaccuracy of any of the representations and warranties made by Borrower in any of the Loan Documents or any disbursement certificates or requests for disbursements made under the Credit Agreement; or (x) any other action or circumstance whatsoever which constitutes, or might be construed to constitute, a legal or equitable discharge or defense (except full payment and satisfaction) of Borrower for its obligations under any of the Loan Documents or of Debtor under this Guaranty; and, in any such case, whether with or without notice to Debtor and with or without consideration.

C.            Debtor will cause Borrower to maintain and preserve the enforceability of the Loan Documents as the same may be modified and will not suffer Borrower to take or to fail to take actions of any kind, the taking of which or the failure to take which might be the basis for a claim that Debtor has a defense to Debtor’s obligations hereunder.

D.            Debtor (i) waives any right or claim of right to cause a marshalling of Borrower’s or Debtor’s assets or to cause Secured Party to proceed against any of the security for the Loan or for the obligations guaranteed hereby before proceeding against Debtor; (ii) agrees that any payments required to be made by Debtor hereunder shall become due on demand in accordance with the terms of this section and without presentment to Borrower, demand for payment or protest, or notice of non-payment or protest; and (iii) except as hereinafter provided, expressly waives and relinquishes all rights and remedies accorded by applicable law to debtors. Without limiting the generality of the foregoing, Debtor hereby waives all rights (x) to participate in any claim or remedy Secured Party may now or hereafter have against Borrower or in any Collateral that Secured Party has or hereafter may acquire for the obligations guaranteed hereby; and (y) except as provided below, to contribution, indemnification, set-off, exoneration or reimbursement, whether from Borrower, any Debtor, or any other person now or hereafter primarily or secondarily liable for any of Borrower’s obligations to Secured Party, and whether arising by contract or operation of law or otherwise by reason of Debtor’s execution, delivery or performance of this Guaranty. Debtor does not waive and hereby retains all rights of subrogation, contribution, indemnification, set-off or reimbursement against Borrower or any other Debtor that Debtor may have (the “Undersigned’s Rights”); provided, however, that (i) this Guaranty shall neither be contingent upon the existence of the Undersigned’s Rights nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of the Undersigned’s Rights including, without limitation, any claim that the Undersigned’s Rights were abrogated by any of Secured Party’ acts; and (ii) until the Loan shall have been paid in full, Debtor hereby postpones and subordinates (A) the exercise of any and all of the Undersigned’s Rights to Secured Party’s rights against Debtor under this Guaranty or against Borrower under any of the Loan Documents, and (B) any of the Undersigned’s Rights to any Collateral securing the Loan.

E.             This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations guaranteed hereby is rescinded or otherwise must be restored or returned by Secured Party (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, Debtor or any other person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower, Debtor or any other person or for a substantial part of Borrower’s, Debtor’s or any of such other person’s property, as the case may be, or otherwise, all as though such payment had not been made. Debtor further agrees that in the event any such payment is rescinded or must be restored or returned, all costs and reasonable expenses (including, without limitation, reasonable legal fees and expenses) incurred by or on behalf of Secured Party in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement, the payment of which is guaranteed by Debtor pursuant to this Guaranty.

F.            Debtor acknowledges and agrees that Secured Party’s rights (and Debtor’s obligations) under this Guaranty shall be in addition to all of Secured Party’s rights (and all of Debtor’s obligations) under any indemnity agreement executed and delivered to Secured Party by Borrower or Debtor in connection with the Loan, and payments by Debtor under this Guaranty shall not reduce any of Debtor’s obligations and liabilities under any such indemnity agreement.

G.            Any other person liable upon or in respect of any obligation hereby guaranteed may be released without affecting the liability of Debtor hereunder. Any release of any Obligation for which the Debtor is liable under this Agreement requires a written instrument bearing the signature of both Secured Party and Debtor.

4.	WARRANTIES AND COVENANTS.

Debtor warrants and agrees that:

A.            Upon any demand for such payment or performance in accordance with Paragraph 4 of this Guaranty, Debtor will pay and perform all of the Obligations according to their terms.

B.            All of the Collateral is and will at all times be owned by Debtor free and clear of all tax liens and other liens and security interests, except for (i) Permitted Liens or (ii) Liens expressly permitted by Secured Party in writing.

C.            A material portion of the tangible Collateral shall be kept at the principal place of Debtor set forth above or at the location set forth in Exhibit B attached hereto. After the occurrence and during the continuance of an Event of Default, no Collateral will be removed from such locations without prior written consent of Secured Party.

D.             Debtor will cause the tangible Collateral to be insured at all times against all hazards, including to fire, theft and risks covered by extended coverage in such amounts, in such form and with such insurers as shall be reasonable for companies engaged in Debtor’s business and reasonably satisfactory to Secured Party from time to time. If any lapse in any such insurance policy shall occur, the Debtor within five (5) days of such lapse shall cause the cure of such lapse so as to result in no gap in coverage as required by this paragraph. Each policy of Debtor for liability insurance shall provide for all losses to be paid on behalf of Secured Party and Debtor as their interests may appear, and each policy for property damage insurance shall provide for all losses to be paid directly to Secured Party. Each such policy shall, in addition, (i) name Debtor and Secured Party as insured parties thereunder (without any representation or warranty by or obligation upon Secured Party) as its interests may appear; (ii) contain the agreement by the insurer, pursuant to a Secured Party’s loss payable endorsement, that any loss thereunder shall be payable to Secured Party notwithstanding any action, inaction or breach of representation or warranty by Debtor; and (iii) provide that at least thirty (30) days’ prior written notice of cancellation or lapse shall be given to Secured Party by the insurer. Debtor shall, if so requested by Secured Party, deliver to Secured Party original or duplicate policies of such insurance. Secured Party may act as attorney-in-fact for Debtor in making, adjusting or settling any claims under any such insurance policies. Debtor hereby assigns to Secured Party all of its right, title and interest to any insurance policies insuring the Collateral, including all rights to receive the proceeds of insurance, and directs all insurers to pay all such proceeds directly to Secured Party and authorizes Secured Party to endorse Debtor’s name on any instrument of payment.

E.            Debtor will keep the tangible Collateral in good condition and repair, reasonable wear and tear excepted, and will immediately notify Secured Party of any destruction of or any damage to any of the Collateral.

F.            Debtor will not sell any of the tangible Collateral except Inventory to buyers in the ordinary course of business and as may be otherwise permitted in the Credit Agreement.

G.            Debtor will advise Secured Party in writing of any changes in Debtor’s state of organization, places of business or the opening of any new place of business ten (10) days prior to the occurrence thereof or, if Debtor shall have failed to deliver such writing timely, in any event not later than the date of such change.

H.            Debtor will pay when due all taxes, license fees and assessments relating to the Collateral in each case except for the same which are being contested in good faith by appropriate action and as to which adequate reserves have been established as required by GAAP.

I.              Subject to Section 2.2(b)(iii) of the Credit Agreement, Debtor will be liable to Secured Party for (and shall pay within fifteen (15) days of delivery by Secured Party of any demand or invoice for) any reasonable expenditures by Secured Party in connection with the preparation, execution, delivery, administration and enforcement of this Agreement and for the maintenance and preservation of the Collateral, including, but not limited to, taxes, recording fees, appraisal fees, certificate of title charges, recording and filing fees (including Uniform Commercial Code financing statement fees, taxes (including documentary stamps) and search fees), fees arising out of or relating to the Patent Rights, the reasonable fees and disbursements of Secured Party’s outside counsel, levies, insurance and repairs, and for the enforcement of this Agreement and the Loan Documents, the repossession, holding, preparation for sale, and the sale of the Collateral (including attorneys’ and accountants’ fees and expenses), and all such liabilities shall be included in the definition of Obligations, shall be secured by the security interest granted herein, and shall be payable upon demand.

J.             Debtor hereby authorizes the filing of financing statements pursuant to the Uniform Commercial Code (“Financing Statements”), as enacted in the states where such Financing Statements are required, or are deemed by Secured Party as desirable, and any other documents required by Secured Party, to perfect or maintain the security interest granted herein in the Collateral or to effect the purposes of this Agreement. Debtor further authorizes the filing of any statement or instrument with the United States Patent Office that Secured Party determines to file arising out of or relating to any or all of the Patent Rights. Debtor’s authorization does not constitute any consent or acknowledgment by Secured Party that anything other than filing of Financing Statements in the office of the Secretary of State in the state of Debtor’s formation is required to perfect Secured Party’s security interest in the Patent Rights.

K.            Debtor will at all times during normal business hours allow Secured Party or its agents to examine and inspect the Collateral, as well as Debtor’s books and records relating thereto, and to make extracts and copies of them.

L.            Debtor will report, in a form reasonably satisfactory to Secured Party, such information as Secured Party may reasonably request regarding the Collateral; such reports shall be for such periods, shall reflect Debtor’s records as of such times and shall be rendered with such frequency as Secured Party may reasonably designate. All information heretofore or hereafter furnished by Debtor to Secured Party is or will be true and correct in all material respects as of the date with respect to which such information is or will be furnished.

M.            Debtor shall not become a party to any restructuring of its form of business or participate in any consolidation, merger, liquidation or dissolution without Secured Party’s prior written consent.

N.            Debtor will not change Debtor’s name or state of organization.

O.            Debtor is not in violation of any applicable federal, municipal or county statute, regulation or ordinance that may materially and adversely affect its business, property, assets, operations or conditions, financial or otherwise, and Debtor has obtained and shall maintain in effect all federal, state and local licenses and permits necessary to conduct its business including, but not limited to, any environmental matters relating to the remediation of contaminated property or the removal of hazardous materials or otherwise, except where the failure to maintain such licenses and permits could not reasonably be expected to materially and adversely affect the business, assets, results of operations, condition (financial or otherwise) or property as a whole of Debtor.

P.            Debtor hereby irrevocably appoints Secured Party as Debtor’s true and lawful attorney-in-fact, with full power and authority and in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time after the occurrence and continuance of an Event of Default, in Secured Party’s discretion, to take any action and to execute any instrument that Secured Party may deem necessary or desirable to accomplish the purposes of this Agreement; including, without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any distribution in respect of the Collateral or any part thereof and to give full discharge for the same; to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipt for monies due and to become due under or in connection with the Collateral; to obtain and adjust insurance covering the Collateral; to receive, endorse and collect any drafts or other instruments and documents in connection therewith; and to file any claims or take any action or institute any proceedings that Secured Party may deem to be necessary or desirable for the collection thereof, provided, however, that unless an Event of Default has occurred and is continuing, Secured Party may act as such attorney-in-fact only with respect to signing and recording financing and continuation statements under the Uniform Commercial Code.

Q.            Debtor agrees that from time to time, at the expense of Debtor, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by Debtor under this Agreement or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Debtor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral. A photocopy or other reproduction of this Agreement or any Financing Statement covering the Collateral or any part thereof shall be sufficient as a Financing Statement where permitted by law. Debtor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with such Collateral as Secured Party may reasonably request, all in reasonable detail.

R.            Upon Secured Party’s request, Debtor shall deliver all stock certificates evidencing Debtor’s interest in any corporation (together with duly executed stock powers for each of the same) and all certificates evidencing Debtor’s interest in any limited liability company or partnership (together with executed powers for each such certificate), which interests constitute investment property under the Uniform Commercial Code, and upon Secured Party’s request, Debtor shall promptly (i) deliver to Secured Party possession all notes, instruments or warrants (together with any necessary endorsements) owned by Debtor; or (ii) enter into one or more control (or similar) agreement(s) with Secured Party and any applicable securities intermediary or depository with respect to any security entitlements or other investment property, or any deposit account, of Debtor, in the case of each of clauses (i) and (ii) above, in a form satisfactory to Secured Party. All stock certificates, other certificates and other Collateral delivered to Secured Party pursuant to clause (i) in the preceding sentence, and all other investment property and deposit accounts which are the subject of a control (or similar) agreement entered into pursuant to clause (ii) in the preceding sentence (collectively, the “Investment Collateral”).

S.            Except as otherwise provided in this Section 4.R, Debtor shall continue to collect, at its own expense, all amounts due or to become due to Debtor in respect of any Accounts. In connection with such collections, Debtor may take (and, at Secured Party’s direction, shall take) such action as Debtor or Secured Party may reasonably deem necessary or advisable to enforce collection of such Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the obligors under Accounts of the assignment of such Accounts to Secured Party and to direct such obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party and, upon such notification and at the expense of Debtor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor might have done. After receipt by Debtor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by Debtor in respect of the Accounts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary endorsement); and (ii) Debtor shall not adjust, settle or compromise the amount or payment of any such Account, release wholly or partly any obligor thereof, or allow any credit or discount thereon.

T.            So long as no Event of Default has occurred and is continuing, Debtor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of investment property that is Collateral; provided, however, that any and all (i) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, such Collateral; (ii) dividends and other distributions paid or payable in cash in respect of such Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and (iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, such Collateral, shall be forthwith delivered to Secured Party to hold as Collateral and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor and be forthwith delivered to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

U.            If from time to time after the date of this Agreement any Commercial Tort Claim accrues to Debtor or Debtor discovers it has any Commercial Tort Claim, then Debtor will promptly, and in any case within fifteen (15) calendar days, execute and deliver to Secured Party one or more duly completed and executed addenda to this Agreement in the form attached hereto as Exhibit D describing such Commercial Tort Claim.

5.            REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants, except as set forth on the Disclosure Schedule, which exceptions shall be deemed to be part of the representations and warranties made hereunder, that the following representations are true and complete as of the date hereof:

A.           Debtor has the right and power and is duly authorized, to enter into and perform its Obligations hereunder, and Debtor’s execution, performance and delivery of this Agreement does not and will not conflict with the provisions of any statute, regulation, ordinance or rule of law, or violate or contravene any provision of the certificate of formation, by-laws or any other organizational document of Debtor.

B.            Debtor owns all right, title and interest to the Collateral, free and clear of any security interest or other encumbrance of any kind, except for the security interests created by the Credit Agreement, this Agreement or another Loan Document or permitted under the Loan Documents. There are no actions, suits, investigations, claims, or proceedings threatened, pending, or in progress relating in any way to the Collateral.

C.            Except to the extent that Secured Party must take possession of Collateral to perfect the security interest granted pursuant to this Agreement, all filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under this Agreement have been or will be (in the case of Financing Statements to be filed in connection herewith, it being understood that Secured Party may file the same on or after the date hereof) duly made or taken and are or will be in full force and effect; and this Agreement creates in favor of Secured Party a valid and, together with such filings, when effected, and other actions, perfected first priority security interest in the Collateral subject only to the security interest or liens permitted hereunder, securing the payment of the Obligations to the extent such first priority security interest can be perfected by filing a UCC-1 Financing Statement (except that in order for Secured Party’s liens on certain investment property, including, without limitation, any Investment Collateral, to maintain its first priority status or, in the case of a deposit account, to be perfected, Secured Party and Debtor may need to take the actions contemplated in Section 5.R).

D.            No consent of any other individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof (each of the foregoing a “Person”) and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by Debtor of the pledges, assignments and security interests granted by this Agreement or for the execution, delivery or performance of this Agreement by Debtor; (ii) for the perfection or maintenance of the pledges, assignments and security interests created under this Agreement in favor of Secured Party (including the first priority nature of such pledges, assignments or security interests), except for the filing of financing and continuation statements under the Uniform Commercial Code; or (iii) for the exercise by Secured Party of the remedies in respect of the Collateral pursuant to this Agreement.

E.            Debtor’s state of organization is as set forth in the preamble of this Agreement. Debtor is a company duly formed, validly existing, and in good standing under the laws of its state of organization.

F.            Debtor’s exact legal name is as set forth in the preamble of this Agreement.

6.	RIGHTS AND REMEDIES.

A.           Upon the occurrence and during the continuance of any Event of Default, Secured Party shall have all rights and remedies provided by law, including but not limited to those of a secured party under the Local UCC, in addition to the rights and remedies provided herein or in the Loan Documents and Secured Party may, in its sole discretion, require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to Debtor and Secured Party, and without notice except as specified below, dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Secured Party to Debtor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made shall be deemed to be reasonable notice thereof. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Upon the sale of Collateral at any public or private sale, Secured Party may credit bid and purchase (as determined by Secured Party in its sole discretion) all or any portion of the Collateral. In the event Secured Party institutes an action to recover any Collateral or seeks recovery of any Collateral by way of a prejudgment remedy in an action against Debtor, Debtor waives the posting of any bond which might otherwise be required. All Secured Party’s rights and remedies shall be cumulative and none are exclusive.

B.            All cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and/or then or at any time thereafter applied in whole or in part by Secured Party against, all or any part of the Obligations in such order as Secured Party shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Obligations shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive such surplus.

C.            Secured Party may exercise any and all rights and remedies of Debtor under or in respect of the Collateral.

D.            Upon the occurrence and during the continuance of any Event of Default, all payments received by Debtor under or in respect of the Collateral shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary endorsement).

7.	SECURED PARTY MAY PERFORM.

A.           Whether or not an Event of Default shall have occurred, if Debtor fails to perform any agreement contained herein, Secured Party may, in its sole discretion, itself perform, or cause performance of, such agreement, and the reasonable expenses of Secured Party incurred in connection therewith shall be Obligations and shall be payable by Debtor under Section 8.C or otherwise. The powers conferred upon Secured Party hereunder are solely for the protection of its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.

B.            Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Secured Party shall have no duty as to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

8.	INDEMNITY EXPENSES.

A.            Debtor agrees to indemnify and hold harmless Secured Party and each of its Affiliates, officers, directors, employees, agents and advisors (each an “Indemnified Party”) from and against any and all claims, losses and liabilities arising out of or in connection with or by reason of this Agreement or any of the transactions contemplated herein, except to the extent such claims, losses or liabilities result from such Indemnified Party’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

B.            Debtor hereby agrees not to assert any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement or the other Loan Documents.

C.            Debtor will, upon demand, pay to each applicable Indemnified Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that such Indemnified Party may incur in connection with (i) the administration of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral; (iii) the exercise or enforcement of any of the rights of such Indemnified Party hereunder and under the other Loan Documents; (iv) the failure by Debtor to perform or observe any of the provisions hereof; or (v) any action by Secured Party under Section 7.A.

9.           AMENDMENTS; WAIVERS. No amendment or waiver of any provision of this Agreement, and no consent to any departure by Debtor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

10.         NOTICES. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be sent to Secured Party, addressed to it and sent to the address, facsimile number or email address as follows: if to Secured Party, c/o Perkins Coie LLP, 30 Rockefeller Plaza, 22nd Floor, New York, New York 10112-0015, Attention: Richard T. Ross, Esq., with a copy to Perkins Coie LLP, 4 Embarcadero Center, Suite 2400, San Francisco, California 94111, Attention: Teresa M. Tate, Esq., and if to Debtor, addressed to Debtor at the address of Debtor set forth on Exhibit A, or at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.

11.          CONTINUING SECURITY INTEREST; ASSIGNMENT UNDER THE NOTE. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Obligations; (b) be binding upon Debtor, its successors and assigns; and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), Secured Party, upon the compliance with the requirements therefor set forth in the Credit Agreement, may assign or otherwise transfer all or any portion of its rights and obligations under the Note, Pledge and Security Agreements (each as defined in the Credit Agreement) or any or all of the other Loan Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Secured Party in this Agreement or otherwise.

12.           TERMINATION. Upon the payment in full in cash of the Obligations, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to Debtor. Upon any such termination, Secured Party will, at its own expense, provide a termination of any fixture filings filed in connection with the Collateral and return any Collateral to Debtor and, at Debtor’s expense, execute and deliver to Debtor such additional documents as Debtor shall reasonably request to evidence such termination.

13.	SECURITY INTEREST ABSOLUTE.

A.           The obligations of Debtor under this Agreement are independent of the Obligations of Debtor under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against Debtor to enforce this Agreement, irrespective of whether any action is brought against Debtor or whether Debtor is joined in any such action. All rights of Secured Party and the pledge, assignment and security interest hereunder, and all obligations of Debtor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and Debtor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(i)            Any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(ii)           Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations under or in respect of the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to Debtor or otherwise;

(iii)           Any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

(iv)           Any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Obligations so long as such application is permitted by this Agreement, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Obligations under or in respect of the Loan Documents or any other assets of Debtor so long as such sale or other disposition is permitted by applicable law;

(v)           Any change, restructuring or termination of the organizational structure or existence of Debtor;

(vi)          Any failure of Secured Party to disclose to Debtor any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of Debtor now or hereafter known to Secured Party (Debtor waiving any duty on the part of Secured Party to disclose such information); or

(vii)         Any failure of any other Person to execute this Agreement or any other Loan Document, guaranty or agreement or the release or reduction of liability of Debtor with respect to the Obligations.

B.           This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made.

14.	MISCELLANEOUS.

A.           Any failure or delay by Secured Party to require strict performance by Debtor of any of the provisions, warranties, terms and conditions contained herein or in any other agreement, document or instrument shall not affect Secured Party’s right to demand strict compliance and performance therewith, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions and terms contained herein or in any other agreement, document or instrument shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers or employees; such a waiver may be effected only by an instrument in writing, signed by an officer of Secured Party, directed to Debtor and specifying such waiver.

B.            This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

C.            This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of law, except Section 5-1401 of the New York General Obligations Law.

D.            Debtor hereby irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal court sitting in the County of New York over any suit, action, or proceeding arising out of or relating to this Agreement or any Loan Document, and Debtor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, the service of process in any such suit, action, or proceeding in any New York State or Federal court sitting in the County of New York may be made by certified or registered mail, return receipt requested, or overnight mail with a reputable national carrier, directed to the Debtor at the address indicated in Paragraph 11, and service so made shall be complete (5) days after the same shall have been so mailed (one day in case of an overnight mail service).

E.             EACH OF DEBTOR AND SECURED PARTY HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY DEBTOR AND SECURED PARTY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. DEBTOR AND SECURED PARTY ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

F.            DEBTOR HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF SECURED PARTY UNDER THIS AGREEMENT, ANY AND EVERY RIGHT BORROWER MAY HAVE TO (I) INJUNCTIVE RELIEF; (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS); AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.

G.            In the event any section or provisions hereunder is or shall come into conflict with any section or provision of the Note or the Credit Agreement, the Note or the Credit Agreement (as applicable) shall control.

H.            This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties; provided, however, that no party may assign or transfer its interest hereunder or thereunder.

I.             Oral agreements or commitments to loan money, extend credit or forbear from enforcing repayment of a debt, including promises to extend or renew such debt are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement on the date written above.

CROSSROADS SYSTEMS (TEXAS), Inc.
a Texas corporation

By:	/s/ Richard K. Coleman, Jr.

Name:	Richard K Coleman, Jr

Title:	Interim President and CEO

[Signature Page to Crossroads (Texas) Security and Guaranty Agreement]

EXHIBIT A

DEBTOR’S ADDRESS FOR NOTICES

If to Debtor to:

Crossroads Systems (Texas), Inc., a Texas corporation

11000 North Mopac Expressway

Austin, Texas 78759

Attn: President

Phone: (512) 349-0300

Fax: (512) 349-0304

Email: rcoleman@crossroads.com

With a copy (which shall not constitute Notice to Debtor) to:

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Attn: Ronald D. Rosener, Esq.

Phone: (214) 468-3372

Fax: (214) 740-7164

Email: rrosener@hunton.com

[Exhibit A to Crossroads (Texas) Security and Guaranty Agreement]

EXHIBIT B

LOCATION OF DEBTOR’S PRIMARY BUSINESS LOCATION

Crossroads Systems (Texas), Inc., a Texas corporation

11000 North Mopac Expressway
Austin, Texas 78759
Attn: President

Phone: (512) 349-0300
Fax: (512) 349-0304
Email: rcoleman@crossroads.com

[Exhibit B to Crossroads (Texas) Security and Guaranty Agreement]

EXHIBIT C

SCHEDULE OF COMMERCIAL TORT CLAIMS

[None.]

[Exhibit C to Crossroads (Texas) Security and Guaranty Agreement]

EXHIBIT D

Addendum No. __ to Security Agreement

This Addendum is made as of _____________, 20__, with respect to that certain Security and Guaranty Agreement (the “Security Agreement”) previously entered into as of July 22, 2013, Crossroads Systems (Texas), Inc., a Texas corporation (“Debtor”) in favor of Fortress Credit Co LLC, a Delaware limited liability company (“Secured Party”). Any term used with initial letters capitalized in this Addendum and not defined in this Addendum will have the same meaning as in the Security Agreement. Debtor and Secured Party agree as follows:

1.              Relation to Security Agreement. This Addendum constitutes a part of and is hereby incorporated into the Security Agreement. The Security Agreement is hereby amended to add all New Collateral (as defined below) to the definition of Collateral.

2.              Grant of Security Interest. Debtor hereby grants Secured Party a security interest in the following commercial tort claim or claims (collectively, “New Collateral”):

If action or proceeding filed:
Tortfeasor(s)	Cause(s) of Action	Jurisdiction	Case Number

4.              Representation and Warranty. Debtor represents and warrants that there are no Commercial Tort Claims that as of this date Debtor intends or is likely to or could assert that do not constitute Collateral under the Security Agreement, as amended hereby.

5.              Continuing Obligations Under Paragraph 5.V of the Security Agreement. Debtor acknowledges that the obligation to supply additional addenda to the Secured Party for other Tort Claims is continuing in nature.

The parties have executed this Amendment as of the date first set forth above.

Debtor:

Crossroads Systems (Texas), Inc.

By

Name

Title

[Exhibit D to Crossroads (Texas) Guaranty Security Agreement]

EXHIBIT E

DISCLOSURE SCHEDULE

See attached.

[Exhibit E to Crossroads IP I, L.P. Guaranty Security Agreement]